UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 23, 2013

CAMBRIDGE CAPITAL ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36139	46-3774077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 South Flagler Drive, Suite 201, West Palm Beach, FL 33401

(Address of Principal Executive Offices) (Zip Code)

(561) 932-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01.  Other Events.

On December 23, 2013, Cambridge Capital Acquisition Corporation (the “Company”) consummated the initial public offering (“IPO”) of 7,000,000 of its units (“Units”).   Each Unit consists of one share of common stock, $.0001 par value per share (“Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock.  The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $70,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 427,500 Units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total proceeds of $4,275,000.  Of the Private Placement Units, 392,500 were purchased by the officers, directors and initial stockholders of the Company (or their designees) and Graubard Miller, the Company’s counsel, and 35,000 were purchased by EarlyBirdCapital, Inc., the representative of the underwriters of the IPO (“EBC”) (and its designees).  The Private Placement Units are identical to the Units sold in the IPO.  However, the holders of the Private Placement Units have agreed (A) to vote their private shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to the Company’s amended and restated certificate of incorporation with respect to the Company’s pre-business combination activities prior to the consummation of such a business combination, (C) not to convert any private shares into the right to receive cash from the trust account in connection with a stockholder vote to approve the Company’s proposed initial business combination or a vote to amend the provisions of the Company’s amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity and (D) that such private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. Additionally, the purchasers have agreed not to transfer, assign or sell any of the Private Placement Units (except to certain permitted transferees) until the completion of the Company’s initial business combination.

An audited balance sheet as of December 23, 2013 reflecting receipt of the proceeds received by the Company in connection with the consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.  A copy of the press release issued by the Company announcing the consummation of the IPO and Private Placement is included as Exhibit 99.2 to this Current Report on Form 8-K.

Also on December 23, 2013, EBC notified the Company that it exercised its over-allotment option to the full extent to purchase an additional 1,050,000 Units.

On December 30, 2013, the Company consummated the closing of the over-allotment option. The units sold pursuant to the over-allotment option were sold at an offering price of $10.00 per Unit, generating gross proceeds of $10,500,000. In a private sale that took place simultaneously with the consummation of the exercise of the over-allotment option, certain of the initial stockholders of the Company and EBC purchased an additional 44,625 Private Placement Units at $10.00 per Private Placement Unit generating gross proceeds of $446,250. Of the gross proceeds of the units sold pursuant to the over-allotment option and the additional 44,625 Private Placement Units, $10,255,000 was placed in trust, for a total of $81,305,000 placed in trust, or $10.10 per share sold in the IPO.

Item 9.01.  Financial Statement and Exhibits.

(d)   Exhibits:

Exhibit	Description

99.1	Audited Balance Sheet.

99.2	Press Release Announcing Consummation of IPO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2013
CAMBRIDGE CAPITAL ACQUISITION CORPORATION.

By:	/s/ Benjamin Gordon
Name: Benjamin Gordon
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Audited Balance Sheet.

99.2	Press Release Announcing Consummation of IPO.